UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2007

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487

(Address of principal executive offices) (Zip code)

(561) 989-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Nabi Biopharmaceuticals

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Summary of VIP Management Incentive Plan

On August 16, 2007, the Compensation Committee of Nabi Biopharmaceuticals finalized the establishment of the VIP Management Incentive Plan (the “VIP Plan”) for 2007. The VIP Plan provides cash bonus incentives to Nabi’s senior vice president, vice president, senior director and director level personnel, although the summary below focuses on the aspects of the VIP Plan applicable to Nabi’s executive officers.

The objective of the VIP Plan is to provide an effective tool to help motivate the executive’s performance in achieving the company’s defined strategy and goals by aligning measurement and accountability with rewards. Rewards under the VIP Plan are based on performance as measured by two sets of goals, the corporate goals for the company and the individual goals for each officer. Each set of goals assigns a different percentage weight to each goal with the total percentage weight of each set of goals totaling 100%. For senior vice presidents, 70% of the total bonus potential is determined by the corporate goals and the remaining 30% of bonus potential is determined by the individual goals. The total bonus potential for each of Raafat E.F. Fahim, Senior Vice President Research, Technical and Production Operations of the Company and Chief Operating Officer and General Manager of Nabi’s Biologics SBU, and Jordan I. Siegel, Senior Vice President, Finance, Chief Financial Officer and Treasurer, is 65% and 55%, respectively, of his base salary. Nabi’s interim President and Chief Executive Officer does not participate in the 2007 VIP Plan, but also will have bonus payments tied to the achievement of specified goals under a new six-month employment agreement that the company anticipates signing with him. The bonus potential, the relative weights of the corporate and individual goals, and all other elements of the VIP Plan are subject to change at the discretion of the Compensation Committee.

The corporate goals for 2007 are composed of five goals each weighted between 10% and 30% relating to:

•

The negotiation of a definitive acquisition agreement for the sale of the Biologics Strategic Business Unit or Nabi as a whole that the Board of Directors approves and recommends to shareholders for their approval;

•	The attainment of time-based milestones in connection with FDA approval of Nabi HB® Intravenous [Hepatitis B Immune Globulin (Human) Intravenous] for orthotopic liver transplantation;

•	The attainment of time-based milestones in connection with the partnering of NicVAX® [Nicotine Conjugate Vaccine];

•	The re-organization of the transition of Nabi into the Pharmaceuticals and Biologics Strategic Business Units (SBUs) with a Corporate Shared Services team; and

•	The establishment of a new strategic plan that is approved by the Board of Directors for the future of the Pharmaceuticals SBU and/or Nabi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: August 22, 2007	By:	/s/ Leslie Hudson
Leslie Hudson, Ph.D
Interim President and Chief Executive Officer